Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information each dated April 29, 2024, and each included in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A, File Nos. 811-23862; 333-271134) of Texas Capital Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated Feburary 26, 2024, with respect to the financial statements and financial highlights of Texas Capital Texas Equity Index ETF, Texas Capital Texas Oil Index ETF, and Texas Capital Texas Small Cap Equity Index ETF (3 of the funds constituting Texas Capital Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 29, 2024